Exhibit 10.2

EMPLOYMENT AGREEMENT

BETWEEN

TRIAD HOSPITALS, INC.

AND

JAMES D. SHELTON

EFFECTIVE: SEPTEMBER 1, 2003

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), effective as of September 1, 2003, between TRIAD HOSPITALS, INC., a Delaware corporation (the “Company”), and JAMES D. SHELTON (the “Employee”).

WITNESSETH:

WHEREAS, the Company desires to secure the Employee’s services, and the Employee is willing to render such services, all upon and subject to the terms and conditions contained in this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the Company and the Employee agree as follows:

1.	Defined Terms. For the purposes hereof and as used herein, the following terms set forth below shall have the meanings set forth below unless the context clearly indicates to the contrary:

a.	“Aggregate Compensation” shall mean the Employee’s annual Base Salary, Incentive Bonus, and taxable benefits as reported by the Employee as W-2 income.

b.	“AIP” shall mean the Triad 2003 Corporate Annual Incentive Plan, as amended.

c.	“Base Salary” shall mean as defined in Section 4.a. below.

d.	“Beneficial Ownership” shall mean as defined in Section 6.a. below.

e.	“Board” shall mean as defined in Section 2.a. below.

f.	“Cause” shall mean (A) the Employee is convicted of a felony charge involving a crime of moral turpitude; or (B) the Employee, in carrying out his duties and responsibilities under this Agreement, is guilty of gross neglect or gross misconduct resulting in material economic harm to the Company, unless such act or failure to act resulted from the Employee’s incapacity due to physical or mental illness.

g.	“Change in Control” shall mean as defined in Section 6 below.

h.	“Control Subsidiary” shall mean as defined in Section 6.a. below.

i.	“Date of Termination” shall mean (A) in the case of a termination for which a Notice of Termination is required, the date of actual receipt of such Notice of Termination,

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or if later, the date specified therein, as the case may be, (B) in the case of Disability, the thirtieth (30th) day following the occurrence of such Disability, and (C) in all other cases, the actual date on which the Employee’s employment terminates during the Term of Employment.

j.	“Death Termination Payment” shall mean as defined in Section 5.b.iii.

k.	“Disability Termination Payment” shall mean as defined in Section 5.a.iii.

l.	“Disability” shall mean the Employee’s inability to render, for a period of six consecutive months, the duties and responsibilities hereunder by reason of permanent disability. If the Employee and the Company cannot agree as to whether Employee is subject to a Disability, such determination shall be by arbitration in accordance with the provisions of Section 10.d.

m.	“Effective Date” shall mean September 1, 2003.

n.	“Employment Term” shall mean as defined in Section 2.b. below.

o.	“Good Reason” shall mean and shall be deemed to exist if, without the prior express written consent of the Employee, (A) the Employee suffers a material reduction in duties, responsibilities or effective authority associated with his title and position as set forth and described in this Agreement or is assigned any duties or responsibilities inconsistent in any material respect therewith; (B) the Company fails to substantially perform any material term or provision of this Agreement; (C) the Employee’s compensation or benefits provided for hereunder is materially decreased; (D) the Company fails to obtain the full assumption of this Agreement by a successor entity in accordance with Section 10.m.ii. below; or (E) the Company purports to terminate the Employee’s employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement.

p.	“Incentive Bonus” shall mean as defined in Section 4.b.ii. below.

q.	“Incumbent Board” shall mean as defined in Section 6.e. below.

r.	“Independent Director” shall mean a member of the Board who would be determined to be “independent” under any applicable law, rule or regulation, or under the requirement of any securities exchange upon which any of the Company’s securities may be traded.

s.	“LTIP” shall mean the Triad 1999 Long-Term Incentive Plan as amended through May 20, 2003, and as further amended from time to time.

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t.	“Notice of Termination” shall mean as defined in Section 7.a. below.

u.	“Medical Benefits” shall mean all medical, prescription, dental, and other healthcare benefits under the Company’s plans and programs to which the Employee or the Employee’s family may be entitled under this Agreement.

v.	“Person” shall mean as defined in Section 6.a. below.

w.	“Surviving Corporation” shall mean as defined in Section 6.b.i. below.

x.	“Voting Securities” shall mean as defined in Section 6.a. below.

All terms defined in this Agreement shall have the meanings set forth in this Section 1, or as set forth in any Section of this Agreement if defined in such Section, when used herein or in any other document made or delivered pursuant to this Agreement, unless the context therein shall otherwise require or unless re-defined therein. Defined terms used herein in the singular shall import the plural and vice versa. The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision or section of this Agreement.

2.	Employment and Employment Term.

a.	Employment. Subject to the terms and provisions set forth in this Agreement, the Company hereby employs the Employee during the Employment Term as the President and Chief Executive Officer (“CEO”) of the Company, and agrees (to the extent reasonably permissible under applicable laws, rules and regulations, and the requirements of any securities exchange on which any of the Company’s securities may be traded) to use its best efforts to cause the Employee to be a director and Chairman of the Board of Directors of the Company (the “Board”) during the Employment Term, and the Employee hereby accepts such employment.

b.	Employment Term. The period of employment under this Agreement (the “Employment Term”) shall be deemed to have commenced on the Effective Date and shall continue for a period of three years thereafter. On each anniversary date following the Effective Date, the Employment Term shall be automatically extended by one year unless at least ninety (90) days prior thereto the Company or the Employee shall give written notice to the other party that the Employment Term shall not be extended. The Employment Term shall continue until the expiration of all extensions effected as aforesaid unless and until it ceases or is terminated sooner as provided in this Agreement.

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3.	Positions, Responsibilities and Duties.

a.	In General. During the Employment Term, the Employee shall be employed as, and the Company shall at all times cause the Employee to be, President and CEO of the Company. In addition to such positions, the Company shall (to the extent reasonably permissible under applicable laws, rules and regulations, and the requirements of any securities exchange on which any of the Company’s securities may be traded) use its best efforts to cause the Employee to be at all times during the Employment Term, a director and the Chairman of the Board. In such positions, the Employee shall have the duties, responsibilities and authority normally associated with the office and position of President and CEO of a publicly traded corporation. No other employee of the Company shall have authority and responsibilities that are equal to or greater than those of the Employee. The Employee shall report solely and directly to the Board, and all other officers and other employees of the Company shall report directly to the Employee or to Employee’s designees.

b.	Time. During the Employment Term, the Employee shall devote such time as is reasonably necessary to perform the duties associated with his office and position as set forth herein and shall use his best efforts to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement; provided, however, that the Employee shall not be required to perform any duties and responsibilities which would be reasonably likely to result in non-compliance with or violation or breach of any applicable law, rule or regulation. Notwithstanding the foregoing, the Employee may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments and activities involving professional, charitable, educational, religious and similar types of organizations, to the extent that such other activities do not materially interfere with or prohibit the performance of the Employee’s duties under this Agreement or conflict in any material way with the business of the Company.

4.	Compensation and Benefits.

a.	Base Salary. During the Employment Term, the Employee shall receive a Base Salary (herein so called), payable in accordance with the Company’s payroll practices generally applicable to the Company’s senior executives, of $975,000 per annum. Such Base Salary shall be reviewed for increase (but not decrease) in the sole discretion of the Compensation Committee of the Board not less frequently than annually during the Employment Term. If so increased, such increased Base Salary shall then constitute “Base Salary” for purposes of this Agreement and shall not be reduced.

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b.	Incentive Compensation.

i.	During the Employment Term, the Employee shall be entitled to participate in all incentive compensation plans and programs maintained by the Company and applicable generally to senior executives of the Company in accordance with the terms thereof.

ii.	Without limiting the foregoing, for each fiscal year of the Company ending with or within the Employment Term, the Employee shall receive incentive bonus compensation (“Incentive Bonus”) as determined under the Company’s AIP as in effect from time to time and applicable generally to senior executives of the Company.

c.	Stock Options. During the Employment Term, Employee will be entitled to receive stock options pursuant to the terms of the LTIP or a similar plan with terms comparable to those now provided in the LTIP, as determined by the Compensation Committee of the Board in its sole discretion.

d.	Retirement Plans. During the Employment Term, the Employee shall be entitled to participate in all savings and retirement plans and programs maintained by the Company and applicable generally to senior executives of the Company in accordance with the terms thereof (including, without limitation, any supplemental and excess defined benefit and defined contribution savings and retirement plans).

e.	Welfare Benefit Plans. During the Employment Term, the Employee and/or the Employee’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans and programs provided or by the Company and applicable generally to senior executives of the Company in accordance with the terms thereof (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs).

f.	Vacation and Fringe Benefits.

i.	During the Employment Term, the Employee shall be entitled to paid vacation and fringe benefits at least as favorable as the most favorable plans and programs of the Company for the Employee as in effect at the Effective Date.

ii.	Without limiting the foregoing, during the Employment Term, the Employee will be entitled to the following fringe benefits:

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(1)	reimbursement of regular monthly dues for a full resident club membership at Glen Eagles Country Club or at an equivalent country club as designated by Employee;

(2)	supplemental compensation up to a maximum amount of $12,000 per year in connection with financial and tax planning expenses incurred by Employee; and

(3)	reasonable use of Company aircraft for personal trips when such aircraft are not otherwise needed for Company business purposes.

g.	Office and Support Staff. During the Employment Term, the Employee shall be entitled to an office of a size and with furnishings and other appointments, and to secretarial and other assistance, comparable to the most favorable of the foregoing provided to the Employee by the Company at the Effective Date or, if more favorable to the Employee, as provided at any time thereafter to the Employee or other senior executives of the Company.

h.	Expense Reimbursement. During the Employment Term, the Employee shall be entitled to receive prompt reimbursement for all usual, customary and reasonable business-related expenses incurred by the Employee in performing his duties and responsibilities hereunder in accordance with the practices and procedures of the Company as in effect at the Effective Date, or, if more favorable to the Employee, as in effect at any time thereafter with respect to the Employee or other senior executives of the Company.

i.	Indemnification. The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Employee shall be covered under such insurance to the same extent as other directors, officers and senior executives of the Company. The Employee shall be indemnified to the fullest extent permitted by applicable law for all acts as director, Chairman of the Board, President, CEO, and any other official duties performed by Employee during the Employment Term for and on behalf of the Company.

5.	Termination of Employment.

a.	Termination Due to Disability. The Company may terminate the Employee’s employment hereunder due to Disability. In the event of a termination of the Employee’s employment by the Company due to Disability, the Employee, his beneficiary as designated pursuant to Section 10.i. or his legal representative, as the case may be, shall be entitled to receive:

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i.	any unpaid Base Salary through the Date of Termination;

ii.	any deferred compensation (including, without limitation, interest or other credits on such deferred amounts) to the extent permitted under any plan or agreement pursuant to which such deferred compensation was provided, any Incentive Bonus, any accrued vacation pay and any reimbursement for expenses incurred but not yet paid prior to the Date of Termination;

iii.	a periodic payment (the “Disability Termination Payment”) equal to Employee’s Aggregate Compensation for the calendar year preceding the year in which the Employee’s Disability Date of Termination occurs divided by 26, which shall be paid to the Employee in bi-weekly installments for a period of 36 months following the Date of Termination; and shall not be reduced by any payments for disability insurance provided by the Company;

iv.	until Employee attains the age of 65 or, if Employee dies prior to attaining the age of 65, for three (3) years following the date of Employee’s death, the Company shall continue all Medical Benefits to the Employee and/or to the Employee’s family at least equal to those which would have been provided to them in accordance with the plans and programs described in Section 4.e. of this Agreement if the Employee’s employment had not been terminated due to Disability or, if more favorable to the Employee and/or the Employee’s family, as in effect generally at any time thereafter during the aforesaid period with respect to other senior executives of the Company and their families; provided that in any case the Employee and/or the Employee’s family shall make all premium payments that would otherwise be required of the Employee if the Employee’s employment had not been terminated due to Disability. In the event that the participation of the Employee or the Employee’s family in any such Medical Benefits plan or program is barred, the Company shall arrange to provide the Employee and/or the Employee’s family with Medical Benefits substantially similar to those which the Employee and/or the Employee’s family would otherwise have been entitled to receive under such plans and programs from which continued participation is barred, provided that the Employee and/or the Employee’s family shall make payments to the Company in amounts and at times as any premiums would have been paid by the Employee pursuant to the immediately preceding sentence; and

v.	any other compensation or benefits which may be owed or provided to or in respect of the Employee in accordance with the terms and provisions of this Agreement or any plans and programs of the Company.

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b.	Termination Due to Death. The Employee’s employment shall terminate upon the Employee’s death. In such event, the legal representative of Employee’s estate or Employee’s beneficiary as designated pursuant to Section 10.i. shall be entitled to receive:

i.	any unpaid Base Salary through the Date of Termination;

ii.	any deferred compensation (including, without limitation, interest or other credits on such deferred amounts) to the extent permitted under any plan or agreement pursuant to which such deferred compensation was provided, any Incentive Bonus, any accrued vacation pay and any reimbursement for expenses incurred but not yet paid prior to such Date of Termination;

iii.	a periodic payment (the “Death Termination Payment”) equal to the Employee’s Aggregate Compensation for the calendar year prior to the year in which the Employee’s death occurs divided by 26, which shall be paid to the legal representative of the Employee’s estate or Employee’s designated beneficiary in bi-weekly installments for a period of 24 months following the Employee’s date of death;

iv.	for three (3) years following the date of Employee’s death, the Company shall continue all Medical Benefits to the Employee’s family at least equal to those which would have been provided to them in accordance with the plans and programs described in Section 4.e. of this Agreement if the Employee’s employment had not been terminated due to his death or, if more favorable to the Employee’s family, as in effect generally at any time thereafter during the aforesaid period with respect to other senior executives of the Company and their families; provided that the Employee’s family shall make all premium payments that would otherwise be required of the Employee if the Employee’s employment had not been terminated due to death. In the event that the participation of the Employee’s family in any such Medical Benefits plan or program is barred, the Company shall arrange to provide the Employee’s family with family Medical Benefits substantially similar to those which the Employee’s family would otherwise have been entitled to receive under such plans and programs from which continued participation is barred, provided that the Employee’s family shall make payments to the Company in amounts and at times as any premiums would have been paid by the Employee’s family pursuant to the immediately preceding sentence; and

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v.	any other compensation or benefits which may be owed or provided to or in respect of the Employee in accordance with the terms and provisions of this Agreement or any plans and programs of the Company.

c.	Termination by the Company for Cause. The Company may terminate the Employee’s employment hereunder for Cause, in accordance with the below provisions of this Subsection 5.c. If the Company terminates the Employee’s employment hereunder for Cause, the Employee shall be entitled to receive:

i.	any unpaid Base Salary through the Date of Termination;

ii.	any deferred compensation (including, without limitation, interest or other credits on such deferred amounts) to the extent permitted under any plan or agreement pursuant to which such deferred compensation was provided, any accrued vacation pay and any reimbursement for expenses incurred but not yet paid prior to the Date of Termination;

iii.	the Employee and his family shall be entitled to health insurance benefits as provided by law at the Employee’s expense, including without limitation, COBRA health insurance coverage; and

iv.	any other compensation or benefits which may be owed or provided to or in respect of the Employee in accordance with the terms and provisions of this Agreement or any plans and programs of the Company.

Prior to terminating the Employee’s employment for Cause, the Employee shall be given written notice authorized by a vote of at least a majority of the Independent Directors that the Company intends to terminate the Employee’s employment for Cause; provided, however, that following a Change of Control such written notice must be authorized by a vote of at least 75% of the Independent Directors. Such written notice shall specify the particular act or acts, or failure to act, which is/are the basis for the decision to terminate the Employee’s employment for Cause. If the Employee and the Company cannot agree as to whether Employee is subject to termination for Cause, such determination shall be by arbitration in accordance with the provisions of Section 10.d.

d.	Termination for Good Reason. The Employee shall be permitted to terminate his employment hereunder prior to the end of the Employment Term for Good Reason. In such event, the following shall apply:

i.	Lump Sum Payment. The Employee shall be paid a cash lump sum within thirty (30) days after the Date of Termination equal to the aggregate of:

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(1)	any unpaid Base Salary through the Date of Termination;

(2)	any deferred compensation (including, without limitation, interest or other credits on the deferred amounts) to the extent permitted under any plan or agreement pursuant to which such deferred compensation was provided, any accrued vacation pay and reimbursement for expenses incurred but not paid prior to such Date of Termination;

(3)	an amount equal to the product of (x) three (3), multiplied by (y) the Employee’s Aggregate Compensation for the calendar year preceding the year in which termination of employment occurs; and

(4)	any other compensation or benefits which may be owed or provided to or in respect of the Employee in accordance with the terms and provisions of this Agreement or any plans and programs of the Company.

ii.	Benefit Continuation. For three (3) years after the Employee’s Date of Termination the Company shall continue all Medical Benefits to Employee and the Employee’s family at least equal to those which would have been provided to them in accordance with the plans and programs described in Section 4.e. of this Agreement if the Employee’s employment had not been terminated, or, if more favorable to Employee and the Employee’s family, as in effect generally at any time thereafter during the aforesaid period with respect to other senior executives of the Company and their families, and provided that the Employee shall continue to make any applicable payments in respect thereof as the Employee would have made pursuant to Section 4.e. of this Agreement. In the event that the participation of the Employee or the Employee’s family in any such Medical Benefits plan or program is barred, the Company shall arrange to provide the Employee and/or the Employee’s family with benefits substantially similar to those which the Employee and/or the Employee’s family would otherwise have been entitled to receive under such plans and programs from which continued participation is barred, and provided that the Employee shall continue to make payments in respect thereof as described in the preceding.

e.	Termination by Company Upon Expiration of Employment Term. Employee’s employment shall terminate upon expiration of the Employment Term if the Company has given the ninety (90) days prior written notice required under Section 2.b. above. In such event, the following shall apply:

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i.	Lump Sum Payment. The Employee shall be paid a cash lump sum within thirty (30) days after the Date of Termination equal to the aggregate of:

(1)	any unpaid Base Salary through the Date of Termination;

(2)	an amount equal to the product of (x) three (3), multiplied by (y) the Employee’s Aggregate Compensation for the calendar year preceding the year in which the Date of Termination occurs;

(3)	any deferred compensation (including, without limitation, interest or other credits on the deferred amounts) to the extent permitted under any plan or agreement pursuant to which such deferred compensation was provided, any accrued vacation pay and reimbursement for expenses incurred but not paid prior to such Date of Termination; and

(4)	any other compensation or benefits which may be owed or provided to or in respect of the Employee in accordance with the terms and provisions of this Agreement or any plans and programs of the Company.

ii.	Benefit Continuation. For three (3) years following the Employee’s Date of Termination, the Company shall continue Medical Benefits to the Employee and/or the Employee’s family at least equal to those which would have been provided to them in accordance with the plans and programs described in Section 4.e. of this Agreement if the Employee’s employment had not been terminated, or, if more favorable to the Employee and the Employee’s family, as in effect generally at any time thereafter during the aforesaid period with respect to other senior executives of the Company and their families, and provided that the Employee shall continue to make any applicable payments in respect thereof as the Employee would have made pursuant to Section 4.e. of this Agreement. In the event that the participation of the Employee and/or the Employee’s family in any such Medical Benefits plan or program is barred, the Company shall arrange to provide the Employee and/or the Employee’s family Medical Benefits substantially similar to those which the Employee and/or the Employee’s family would otherwise have been entitled to receive under such plans and programs from which continued participation is barred, and provided that the Employee shall continue to make payments in respect thereof as described in the preceding sentence.

f.

Termination Following a Change of Control. Following a Change of Control, the Company shall be permitted to terminate the Employee’s employment hereunder without Cause, and the Employee shall be permitted to terminate his employment

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without Good Reason. If, within 18 months following a Change of Control, the Company terminates the Employee’s employment hereunder without Cause, other than due to death or Disability, or if the Employee terminates his employment, with or without Good Reason, the following shall apply:

i.	Lump Sum Payment. The Employee shall be paid a cash lump sum within thirty (30) days of the Date of Termination equal to the aggregate of:

(1)	any unpaid Base Salary through the Date of Termination;

(2)	An amount equal to the product of (x) three (3), multiplied by (y) the Employee’s Aggregate Compensation for the calendar year preceding the year in which the termination occurs;

(3)	any deferred compensation (including, without limitation, interest or other credits on the deferred amounts) to the extent permitted under any plan or agreement pursuant to which such deferred compensation was provided, any accrued vacation pay and reimbursement for expenses incurred but not paid prior to such Date of Termination; and

(4)	any other compensation or benefits which may be owed or provided to or in respect of the Employee in accordance with the terms and provisions of this Agreement or any plans and programs of the Company.

ii.	Benefit Continuation. For three (3) years following the Employee’s Date of Termination, the Company shall continue Medical Benefits to the Employee and/or the Employee’s family at least equal to those which would have been provided to them in accordance with the plans and programs described in Section 4.e. of this Agreement if the Employee’s employment had not been terminated or, if more favorable to the Employee’s family, as in effect generally at any time thereafter during the aforesaid period with respect to other senior executives of the Company and their families, and provided that the Employee shall continue to make any applicable payments in respect thereof as the Employee would have made pursuant to Section 4.e. of this Agreement. In the event that the participation of the Employee and/or the Employee’s family in any such Medical Benefits plan or program is barred, the Company shall arrange to provide Employee and/or Employee’s family Medical Benefits substantially similar to those which the Employee and/or the Employee’s family would otherwise have been entitled to receive under such plans and programs from which continued participation is barred, and provided that the Employee shall continue to make payments in respect thereof as described in the preceding sentence.

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g.	Termination by Employee Upon Expiration of Employment Term. The Employee may terminate his employment upon expiration of the Employment Term hereunder if the Employee has given the ninety (90) days written notice required under Section 2.b. above. In such event, the Employee shall be entitled to all of the rights and benefits which the Employee would be entitled in the event of a termination of his employment by the Company for Cause.

h.	No Mitigation or Offset. The Company agrees that, if the Employee’s employment with the Company terminates, the Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to or in respect of the Employee by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company or otherwise, except as specifically provided in this Agreement.

6.	Certain Change of Control Provisions. For purposes of this Agreement, “Change of Control” means the occurrence of any one of a., b., c., or d. below (the “First Trigger”), together with the change in the Incumbent Board described in Subsection e. below (the “Second Trigger”):

a.	Acquisition of Voting Securities. An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which a majority of the voting power or the equity securities or equity interests is owned directly or indirectly by the Company (a “Control Subsidiary”), or (B) the Company or any Control Subsidiary.

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b.	Reorganization. Consummation, after approval by stockholders of the Company, of a merger, consolidation or reorganization involving the Company, unless:

i.	The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five (75%) of the combined voting power of the outstanding Voting Securities of the company resulting from such merger or consolidation or reorganization or its parent corporation (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

ii.	No Person [other than the Company, any Control Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Control Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities] has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Company’s then outstanding Voting Securities.

Notwithstanding the foregoing, the First Trigger shall not be deemed to be satisfied solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

c.	Liquidation. A complete liquidation or dissolution of the Company.

d.	Sale of Assets. The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Control Subsidiary).

e.

Change in Board. The individuals who, as of the date of this Agreement are members of the Board (the “Incumbent Board”), cease for any reason to constitute a majority of the Board; provided, however, that if the election or nomination for election by the Company’s stockholders of any new director was approved by a vote

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of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in Subsection a, b, c, or d of this Section 6.

f.	Deemed Date of Termination. Anything in this Agreement to the contrary not withstanding, if a Change in Control occurs, and if the Employee’s employment with the Company is terminated by the Company prior to the date on which the Change of Control occurs, and it is reasonably demonstrated by the Employee that such termination of employment (I) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (II) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement, the Employee’s Date of Termination shall be deemed to have occurred following such Change of Control.

7. Notice of Termination.

a.	In General. Any termination of the Employee’s employment by the Company (other than due to death) shall be communicated by a notice of termination to the other party hereto given in accordance with this Agreement (the “Notice of Termination”). The Notice of Termination shall be given (A) in the case of a termination for Cause, within ninety (90) business days after an Independent Director of the Company has actual knowledge of the events giving rise to such purported termination, (B) in the case of a termination for Good Reason, within 180 days of the Employee’s having actual knowledge of the event or events constituting Good Reason; and (C) in the case of termination for Disability, not later than the date that disability benefits commence under the Company’s long-term disability plan, or in the absence of such plan, the expiration of the six consecutive month period referred to in Section 1.l.; and (D) in the case of Change of Control, upon either party giving 30 days written notice to the other. Such notice shall (A) indicate the specific termination provision in this Agreement relied upon, (B) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment unless the provision so indicated, as applicable, and (C) if the Date of Termination is other than the date of actual receipt of such notice, specify the date on which the Employee’s employment is to be terminated (which date shall not be earlier than the date on which such notice is actually received).

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b.	Dispute/Extension. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section) the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (A) the date on which the Employment Term ends or (B) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal thereon has expired and no appeal has been perfected). If the Date of Termination is extended in accordance with this Section, the Company shall continue to pay the Employee his Aggregate Compensation and benefits in effect when the notice giving rise to the dispute was given and continue the Employee’s participation in all employee benefit plans in which the Employee was participating, and on the same terms and conditions as, when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with this Section. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement; provided, however, that in the event the dispute is finally resolved in favor of the Company, the Employee shall repay to the Company all amounts paid to the Employee pursuant to this sentence within thirty (30) days after the date of such final judgment, order or decree.

8.	Effect of Termination Upon Stock Options. If Employee’s employment is terminated by the Company for Cause, or due to Employee giving a Notice of Termination to terminate his employment upon expiration of the Employment Term, Employee’s stock options will be exercisable as provided in the Company’s LTIP. If Employee’s employment with the Company terminates for any other reason, Employee’s vested stock options may be exercised by Employee, his legal representative, or the legal representative of his estate at any time prior to two years following the Date of Termination, but only if and to the extent permitted by applicable law, rule, regulation or requirement of any exchange upon which any of the Company’s securities may be traded; provided approval of the shareholders of the Company is not required. If shareholder approval is required, the Employee’s stock options will be exercisable as provided in the Company’s LTIP unless the Company in its sole discretion obtains approval of the shareholders.

9.	Protective Covenants.

a.	Non-Competition. During the Employment Term and for a period of three (3) years following the Date of Termination for any reason, Employee shall not, directly or

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indirectly, engage or act as an executive, employee, consultant, agent or representative for any company or other entity that is engaged (either directly or indirectly through subsidiaries or affiliates) in any business being conducted by the Company or its subsidiaries or affiliates as of the Date of Termination in any geographic area in which the Company is then conducting such business; provided, however, nothing in this Agreement shall prohibit Employee from being a stockholder in a mutual fund or a diversified investment company or a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation that has a publicly traded class of equity securities. As consideration for the covenants contained in this Section 9.a, which are considered material to the Company, the Company agrees to pay Employee all amounts owed during his employment pursuant to this Agreement.

b.	Injunctions to Prevent Breaches of Protective Covenants. The parties hereto agree that the Company would be damaged irreparably in the event of any provision of Subsection a of this Section 9 were not performed by the Employee in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to any other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any such provisions and to specifically enforce such provisions.

10.	Miscellaneous.

a.	Applicable Law. Except to the extent specified in Section 10.d, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without reference to principles of conflict of laws.

b.	Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

c.	Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

EMPLOYMENT AGREEMENT	-17-	JAMES D. SHELTON

If to the Company:

TRIAD HOSPITALS, INC.

5800 Tennyson Parkway

Plano, Texas 75024

Attn: General Counsel

If to the Employee:

JAMES D. SHELTON

1708 Cliffview

Plano, Texas 75093

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

d.	Arbitration; Legal Fees. In the absence of a Company long-term disability plan, any controversy relating to the determination of Employee’s Disability shall at the request of either party be determined by arbitration, under the auspices and rules of the American Arbitration Association, in accordance with the Texas General Arbitration Act if applicable, otherwise in accordance with the United States Arbitration Act. Judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to any provisional or ancillary remedy shall not constitute a waiver of the right of any party to submit the Disability controversy to arbitration. The arbitration shall be commenced by filing a demand for arbitration upon the other party who is qualified to make decisions in legal matters. The arbitration proceeding shall be held in Dallas County, Texas. The arbitrator shall maintain the privacy of the hearings, and shall have the power to exclude witnesses, other than a party. The prevailing party in the arbitration proceedings shall be entitled to reasonable attorneys’ fees, costs, and necessary expenses in connection with such proceeding, as determined by the arbitrator.

e.	Legal Fees and Expenses in Event of Dispute. If either party to this Agreement institutes any proceeding in court to enforce any provision of the Agreement, or for damages by reason of any alleged breach of this Agreement, then the prevailing party will be entitled to recover from the other party all costs of the suit, including, without limitation, court costs and such amounts as the court may award as reasonable attorneys’ fees for services rendered to the prevailing party during the proceedings.

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f.	Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or other taxes as shall be required to be withheld pursuant to any applicable law or regulation.

g.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

h.	Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

i.	Beneficiaries/References. The Employee may select a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Employee’s death as designated by written instrument in the form appended hereto as Exhibit A, executed by the Employee. The Employee may change the designation of the beneficiary or beneficiaries at any time by filing a new written designation with the Company.

j.	Entire Agreement. This Agreement will contain the entire agreement between the parties concerning the subject matter hereof and will supercede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof. However, nothing in this Agreement shall adversely affect the Employee’s rights to benefits accrued prior to the Effective Date, and, except as contemplated hereby (including the provisions of Section 8 above), the Employee’s rights with respect to stock options and restricted stock granted prior to the Effective Date shall be governed by the respective stock options and restricted stock agreements relating thereto.

k.	Representation. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between the Company and any other person, firm or organization or any applicable laws or regulations.

l.	Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Employee’s employment hereunder to the extent necessary to the intended preservation of such rights and obligations.

m.	Successors.

i.

The Employee. This Agreement is personal to the Employee and, shall not be assignable by the Employee, except that the Employee’s rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to a beneficiary designation, testamentary disposition,

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intestate succession or pursuant to a domestic relations order of a court of competent jurisdiction. This Agreement shall inure to the benefit of and be enforceable by the Employee’s heirs, beneficiaries and/or legal representatives.

ii.	The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth opposite their signatures herein below.

COMPANY:

TRIAD HOSPITALS, INC.

By:	/s/ Donald P. Fay
Donald P. Fay
Executive Vice President

EMPLOYEE:

/s/ James D. Shelton
JAMES D. SHELTON

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EXHIBIT A

DESIGNATION OF BENEFICIARY

Pursuant to the terms of my Employment Agreement, I hereby designate the following beneficiary(ies) to receive any payments which may be due thereunder after my death:

Primary Beneficiary: __________________________________________________________________________________________

Secondary Beneficiary(ies): ____________________________________________________________________________________

__________________________________________________________________________________________________________

The Primary Beneficiary named above shall be the designated beneficiary if he or she is living at the time a benefit payment thereunder becomes due and payable, and the Secondary Beneficiary named above shall be the designated beneficiary only if he or she is living at the time a benefit payment becomes payable and the Primary Beneficiary is not then living.

If any beneficiary is a minor, the Company may pay and shall be fully protected in paying that minor’s share of the proceeds to any executor or administrator of my estate as custodian for that minor under the Uniform Gifts to Minors Act or Uniform Transfers to Minors Act of any state or any successor custodian that shall be appointed by such executor or administrator. The signature, receipt, or release of a custodian shall be a full discharge to the Company of any liability in connection with any amount paid to that custodian without any responsibility on the part of the Company to see to the distribution or application of any amount paid to that custodian.

The receipt by me, or the Primary or Secondary Beneficiary, shall be a full discharge of the Company of all liability in connection with any amount so paid on behalf of me pursuant to the Employment Agreement. The Company will be fully discharged from all liability after payment of the benefit as provided herein.

This designation hereby revokes any prior designation which may have been in effect.

Acknowledged by the Company:

_________________________________
James D. Shelton

Date: _____________________________	Date: _____________________________

END OF EXHIBIT A	Shelton - AgreementD.wpd

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